NeuroMetrix Reports Agreement with GSK Healthcare on 2019 Quell Joint Development Program and Modification to Strategic Collaboration

WALTHAM, Mass.,—December 11, 2018 (Globe NewsWire) -- NeuroMetrix, Inc. (Nasdaq: NURO) today reported momentum in its strategic collaboration with GSK Consumer Healthcare.
Under terms of the collaboration entered into in the first quarter of 2018, the parties committed to co-fund future development of Quell® technology beginning in 2019, subject to agreement on an annual program of product initiatives. The Company reported that agreement has been reached on the 2019 development program and it will commence in January 2019.
The parties modified the terms of the collaboration to reallocate the up to $13.8 million remaining to be paid by GSK upon the achievement of certain development and commercial milestones. These modifications accelerated a portion of the remaining milestones timing into the next twelve months while reducing the aggregate milestone amount payable by an interest charge. NeuroMetrix received a $2 million milestone payment from GSK in connection with such modifications.
"We are pleased with the progress in our working relationship with GSK Consumer Healthcare,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “Both parties are committed to our shared goal of making the Quell technology available on a global basis.”

About Quell

Quell is an advanced, wearable technology for treating chronic pain. It can be worn during the day while active and at night while sleeping. Quell is drug-free and has been cleared by the FDA for treatment of chronic pain without a prescription. Quell has been shown in multiple clinical studies to relieve chronic pain and, in a published study, 4 out of 5 users reported improvement in chronic pain. Quell users can personalize and manage therapy discreetly via the Quell app. Quell also offers health tracking relevant to chronic pain sufferers including pain, sleep, activity, and gait. Quell users can synchronize their data with the Quell Health Cloud™, which provides customized feedback and powers one of the world’s largest chronic pain databases. Quell is available online and through select retailers. Visit QuellRelief.com for more information.

About GSK

GSK - a science-led global healthcare company with a special purpose: to help people do more, feel better, live longer. For further information please visit www.gsk.com.

About NeuroMetrix

NeuroMetrix is a commercial stage, innovation driven healthcare company combining neurostimulation and digital medicine to address chronic health conditions including chronic pain, sleep disorders, and diabetes. The Company has two primary products. Quell is an over-the-counter wearable therapeutic device for chronic pain. DPNCheck® is a rapid point-of-care test for diabetic neuropathy which is the most common long-term complication of Type 2 diabetes. For more information, please visit www.NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations regarding the business, as well as events that could have a meaningful impact on the company’s revenues and cash resources. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, estimates of future performance, and the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

NeuroMetrix, Inc.
Thomas T. Higgins, 781-314-2761
SVP and Chief Financial Officer
neurometrix.ir@neurometrix.com
Source: NeuroMetrix, Inc.